Exhibit 4.2
FORM OF CAMBIUM-VOYAGER HOLDINGS, INC. WARRANT
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
CAMBIUM-VOYAGER HOLDINGS, INC.
Warrant To Purchase Common Stock
Warrant No.: [ • ]
Date of Issuance: [ • ], 2009 (“Issuance Date”)
Void After: [ • ], 2014 [fifth anniversary of Issuance Date ]
          Cambium-Voyager Holdings, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [ • ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the date hereof but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), such number of fully paid nonassessable shares of Common Stock (as defined below) equal to the sum of (x) the Consonant Specified Asset Recoupment Amount (as defined below), if any, as calculated from time to time during the Exercise Period (as defined below), plus (y) the Additional Share Amount (as defined below), plus (z) [ • ] (such sum, the “Warrant Shares”). This Warrant (this “Warrant”) is being issued pursuant to Section 2.2(a) of that certain Agreement and Plan of Mergers, dated June 20, 2009, by and among the Company, Voyager Learning Company, a Delaware corporation, VSS-Cambium Holdings II Corp., Vowel Acquisition Corp., Consonant Acquisition Corp. and Vowel Representative, LLC (the “Merger Agreement”). This Warrant is one of series of similar Warrants issued pursuant to the terms of the Merger Agreement. All such warrants are referred to herein collectively as the “Warrants” and the holders thereof (as well as any subsequent permitted transferee), the “Holders”. Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 14. For the avoidance of doubt, it is understood and agreed that portions of the Net

Windle Proceeds may be realized from time to time. With each such realization, the Consonant Specified Asset Recoupment Amount would then be re-calculated, and upon each such re-calculation, the number of Warrant Shares then issuable upon exercise of this Warrant shall be increased. By way of example, and not in limitation, if on January 1, 2010, $650,000 in Net Windle Proceeds were realized, then the Warrant would be exercisable for an additional 45,000 Warrant Shares, and if on March 1, 2010, another $325,000 in Net Windle Proceeds were realized, then assuming no exercises, this Warrant would be exercisable for an additional 22,500 Warrants Shares.
          1. EXERCISE OF WARRANT.
          (a) Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the date hereof, but not later than the five year anniversary of the Issuance Date (the “Exercise Period”) in whole or in part, by (i) delivery of a duly executed Warrant exercise form, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. On or before the second (2nd) Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. The Holder shall, from time to time, note on the grid attached hereto as Schedule I, the number of Warrant Shares for which this Warrant is then exercisable (assuming no exercise hereof) and the number of Warrant Shares for which this Warrant has been exercised, which notation shall be final and binding on the Company, absent manifest error. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.
          (b) Exercise Price. For purposes of this Warrant, “Exercise Price” means One Cent ($0.01), subject to adjustment as provided herein.
          (c) Company’s Failure to Timely Deliver Securities. If the Holder does not own at least 50% of the outstanding Common Stock and the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s or its designee’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder’s exercise of this Warrant no later than the Share Delivery Date, and if after such Share Delivery Date but prior to the cure of such failure the Holder or any Person on the Holder’s behalf or for the Holder’s account purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased less the Exercise Price hereunder (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Weighted Average Price on the date of the exercise of this Warrant.
          (d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, at any time and from time to time on or after the six (6) month anniversary of the Issuance Date, but not later than the fifth anniversary of the Issuance Date, if a registration statement covering the resale of the Warrant Shares that are the subject of the Exercise Notice by the Holder pursuant to the 1933 Act (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with a Net Issue Election Notice, in the form annexed hereto as Exhibit B, duly executed, to the Company, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	the Weighted Average Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.
          (e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.
          2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:
          (a) Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased; provided, however, that in no event shall the Exercise Price be less that the per share par value of the Common Stock after giving effect thereto. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.
          (b) Merger or Consolidation. During the Exercise Period, if any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the surviving entity (or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise), or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for the Warrant Shares had such Warrant Shares been issued and outstanding immediately prior to such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place (provided that the number of Warrant Shares shall continue to be subject to increase as provided herein), and in any such case appropriate provision shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price and an increase in the number of Warrant Shares subject hereto) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this Section 2(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.
          (c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.
          3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock (other than in connection with the issuance, exercise, exchange or conversion of Excluded Securities), by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the Issuance Date and prior to the termination, cancellation or full satisfaction of this Warrant, then, in each such case, the Holder shall receive, for each (i) Warrant Share that has not been issued under this Warrant as of the record date for such payment or distribution or, in the absence of a record date, as of immediately prior to such payment or distribution and (ii) if the number of Warrant Shares shall subsequently increase as provided herein, each such additional Warrant Share (each, an “Unissued Warrant Share”), the amount of the cash dividend or cash distribution the Holder would have received had it exercised this Warrant in full for all such Unissued Warrant Shares immediately prior to the record date for such payment or distribution or, in the absence of a record date, as of immediately prior to such payment or distribution.
          4. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.
          5. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.
          6. REISSUANCE OF WARRANTS.
          (a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder (if less than all) and the Holder shall make an appropriate notation hereon reflecting the number of Warrant Shares as to which the Warrant has been transferred.
          (b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.
          (c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.
          (d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(a) or Section 6(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.
          7. REGISTRATION RIGHTS. If the Company at any time proposes for any reason to register any of its securities under the 1933 Act (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Shares for sale to the public), it shall each such time promptly give written notice to all holders of outstanding Registrable Shares of its intention so to do, and, upon the written request, given within thirty (30) days after receipt of any such notice, of the holder of any such Registrable Shares to register any Registrable Shares (which request shall specify the Registrable Shares intended to be sold or disposed of by such holders and shall state the intended method of disposition of such Registrable Shares by the prospective seller), the Company shall use commercially reasonable efforts to cause all such Registrable Shares to be included in such registration statement promptly upon receipt of the written request of such holders for such registration (but only to the extent the Company elects to move forward with the registration of its securities under the 1933 Act), all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid) by the prospective seller or sellers of the Registrable Shares so registered; provided, however, (a) if the Company receives written comments pertaining to Rule 415 from the SEC to a filed registration statement which requires the Company to limit the amount of shares which may be included therein to a number of shares which is less than such amount sought to be included thereon as filed with the SEC and the Company is unable to cause the inclusion of all Registrable Shares, or (b) in the event that the proposed registration by the Company is, in whole or in part, an underwritten offering or private placement of securities of the Company and in the opinion of the Company’s managing underwriter, placement agent or lead investor in such offering, the inclusion of the Registrable

Shares, when added to the Common Stock being registered by the Company and any other selling stockholders participating in such underwritten offering or private placement, will exceed the maximum amount of the Company’s Common Stock which can be marketed without materially adversely affecting the price of the offering, or without otherwise materially adversely affecting the entire offering, then the Company will have the right, in its sole discretion, to (i) remove from the registration statement such portion of the Registrable Shares, provided that the exclusion of Registrable Shares shall be proportionate with any other holder of Registrable Shares requesting registration in such registration statement, and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the SEC or such underwriter may require to assure the Company’s compliance with the requirements of Rule 415 or the offering, as applicable. Neither the delivery of such notice to the Holders Registrable Shares nor the acceptance by the Holders of Registrable Shares of such offer shall obligate the Company to file such registration statement and, notwithstanding the actual filing of the registration statement, the Company may at any time prior to its effectiveness elect not to pursue the registration without liability to the Holders of Registrable Shares. Notwithstanding the foregoing, (i) no Holder of Registrable Shares shall be named as an underwriter in such registration statement without its express prior consent, and (ii) any Registrable Shares may be excluded from a registration statement at the election of the Company in the event all information about the Holder of such Registrable Shares reasonably necessary for the Company and its counsel to prepare the registration statement is not furnished by the Holder of Registrable Shares, after the Holder of Registrable Shares, upon written request of the Company or its counsel, has been given a reasonable amount of time to transmit the requested information to the Company and/or its counsel.
          8. NOTICES. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Holder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Holder or the Company may designate by ten days’ advance written notice to the other:
If to the Company:
Cambium-Voyager Holdings, Inc.
[ • ]
Facsimile:
Attention:
With a copy to:

Lowenstein Sandler PC
1251 Avenue of the Americas
New York, New York 10020
Facsimile: (973) 597-2507
Attention: Steven E. Siesser, Esq.
The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, or (B) for determining rights to vote with respect to any merger, consolidation, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.
          9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders of the then outstanding Warrants exercisable for at least a majority of the Common Stock issuable upon exercise of such Warrants; provided, however, that no amendment or waiver that adversely affects a particular Holder or Holders (as distinguished from an amendment that adversely affects all Holders similarly) may be made without that Holder’s written consent; provided, however, no amendment to the Exercise Period, number of Warrant Shares or the Exercise Price shall be made without the written consent of the Stockholders’ Representative (as such term is defined in the Merger Agreement).
          10. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts to be wholly performed within such State, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Holder, each irrevocably submits to the jurisdiction of the courts of the State of Delaware located in New Castle County and a federal court sitting in Wilmington, Delaware, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS

WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
          11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.
          12. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
          13. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned in accordance with applicable law without the consent of the Company.
          14. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:
          (a) “1933 Act” means the Securities Act of 1933, as amended.
          (b) “Additional Share Amount” means the lesser of: (x) 145,000; and (y) the number of             shares of common stock of Voyager in excess of 29,874,145 which were outstanding immediately prior to the Effective Time and which (x) did not result in an adjustment, at prior to the Effective Time, to the number of shares of Common Stock to be issued under the Merger Agreement (which adjustments are set forth in Section 2.2(a) and Section 2.7 of the Merger Agreement), and (y) were surrendered for exchange pursuant to Section 2.3(b) of the Merger Agreement on or prior to the second anniversary of the date of this Warrant.
          (c) “Bloomberg” means Bloomberg L.P.
          (d) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.
          (e) “Common Stock” means (i) the Company’s shares of common stock, par value $0.001 per share, and (ii) any share capital into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

          (f) “Consonant Specified Asset Recoupment Amount” means an amount equal to the product (rounded down to the nearest whole dollar), of: (x) 0.45; multiplied by (y) the quotient of (A) the Net Windle Proceeds, divided by (B) the Vowel Per Share Cash Consideration (as defined in the Merger Agreement). Such amount shall be re-calculated with each realization of Net Windle Proceeds during the Exercise Period.
          (g) “Effective Time” shall have the meaning set forth in the Merger Agreement.
          (h) “Eligible Market” means The New York Stock Exchange, Inc., the US Alternext, LLC, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market or the OTC Bulletin Board.
          (i) “Expiration Date” means the date five (5) years after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.
          (j) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
          (k) “Principal Market” means the Nasdaq Global Market or any Eligible Market on which the Common Stock is then traded or quotations with respect to which are then published.
          (l) “Registrable Shares” means (A) the Warrant Shares; and (B) any other shares of Common Stock issued in respect of such Warrant Shares (because of splits, dividends or other distributions, reclassifications, recapitalizations or similar events).
          (m) “SEC” means the U.S. Securities and Exchange Commission.
          (n) “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).
          (o) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets.” If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined in good faith by the Company and the Holder. All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.
[Signature Page Follows.]

          IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

CAMBIUM-VOYAGER HOLDINGS, INC.
By:
Name:
Title:

SCHEDULE I
GRID
CAMBIUM-VOYAGER HOLDINGS, INC.
WARRANT TO PURCHASE COMMON STOCK
Warrant No.: [ • ]
ISSUANCE DATE: [ • ], 2009
WARRANT SHARES

	Number of	Number of
	Warrant Shares	Warrant Shares	Authorized	Balance of
Date	Allocated to Holder	Exercised by Holder	Notation	Warrant Shares

EXHIBIT A
WARRANT EXERCISE FORM
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
CAMBIUM-VOYAGER HOLDINGS, INC.
To Cambium-Voyager Holdings, Inc.:
     The undersigned holder hereby irrevocably elects to exercise the right of purchase represented by the holder’s Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, ___shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security No.

and delivered by	( ) certified mail to the above address, or

( ) electronically (provide DWAC Instructions: ), or

( ) other (specify): ).
Dated: ___________________, ____

Note: The signature must correspond with the name of the Holder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.

Signature:

Name (please print)

Address

Federal Identification or Social Security No.

EXHIBIT B
NET ISSUE ELECTION NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
CAMBIUM-VOYAGER HOLDINGS, INC.
To: Cambium-Voyager Holdings, Inc.
Date:_________________
     The undersigned hereby elects under Section 1(d) of this Warrant to surrender the right to purchase                      shares of Common Stock pursuant to this Warrant and hereby requests the issuance of                      shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address